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                                                                  Exhibit 23.1.6


                         CONSENT OF INDEPENDENT AUDITORS


        We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated December 29, 1998, with respect to the financial statements of Sibson & Company, L.P. and Subsidiaries, included in the Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with the Registration Statement on Form S-1 (File No. 333-63789) of Nextera Enterprises, Inc.


/s/ FARKOUH, FURMAN & FACCIO
CERTIFIED PUBLIC ACCOUNTANTS

New York, New York
June 9, 1999